UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

SAFETEK INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-22175 (Commission File Number)	75-2226896 (IRS Employer Identification No.)

23 Aminadav St.
Tel Aviv, Israel, 67898
(Address of principal executive offices)

972-3-561-3465
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.02 Unregistered Sales of Equity Securities

As disclosed under Item 1.01 (Entry into a Material Definitive Agreement) in Form 8-K filed with the Securities and Exchange Commission on May 19, 2006 (file no. 333-22175), the Registrant entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on November 18, 2005 for the sale of (i) $750,000 in callable secured convertible notes (collectively, the “Debentures”) and (ii) stock purchase warrants to buy 1,000,000 shares of common stock.

On July 6, 2006, the Investors irrevocably elected to convert a total of $16,170.00 of the principal amount of the Debentures into 1,000,000 shares of common stock of the Registrant, at an applicable conversion price of $0.01617, in accordance with the terms and conditions of the Debentures.

On July 26, 2006, the Investors irrevocably elected to convert a total of $19,500.00 of the principal amount of the Debentures into 3,000,000 shares of common stock of the Registrant, at an applicable conversion price of $0.0065 in accordance with the terms and conditions of the Debentures. As of this date, the Investors owned an aggregate of 4,000,000 shares of the Registrant’s issued and outstanding common stock.

On August 26, 2006, the Investors irrevocably elected to convert a total of $12,939.00 of the principal amount of the Debentures into 3,000,000 shares of common stock of the Registrant, at an applicable conversion price of $0.004313, in accordance with the terms and conditions of the Debentures. The foregoing issuances represented an aggregate of 10.42% of the issued and outstanding shares of common stock of the Registrant.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2006, the Board accepted the resignation of Amnon Presler from his positions as a director, President and Chief Executive Officer of the Registrant and its Subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETEK INTERNATIONAL, INC.
(Registrant)

By:  /s/ Tamar Tzaban_ Nahomov
Name:  Tamar Tzaban Nahomov
Title:   Chief Financial Officer and Director

Date: August 28, 2006